Exhibit 99.1

Contact:  Walter H. Hasselbring, III
                 (815) 432-2476
IF BANCORP, INC. ANNOUNCES RESULTS FOR THIRD QUARTER
OF FISCAL YEAR 2019

Watseka, Illinois, April 26, 2019 - IF Bancorp, Inc. (NASDAQ: IROQ) (the “Company”) the holding company for Iroquois Federal Savings and Loan Association (the “Association”), announced unaudited net income of $804,000, or $0.24 per basic and diluted share, for the three months ended March 31, 2019, compared to net income of $994,000, or $0.27 per basic and diluted share, for the three months ended March 31, 2018.
For the three months ended March 31, 2019, net interest income was $4.4 million compared to $4.3 million for the three months ended March 31, 2018.  The provision for loan losses decreased to $61,000 for the three months ended March 31, 2019, from $110,000 for the three months ended March 31, 2018.  Interest and dividend income increased to $6.7 million for the three months ended March 31, 2019, from $5.7 million for the three months ended March 31, 2018.  Interest expense increased to $2.3 million for the three months ended March 31, 2019, from $1.4 million for the three months ended March 31, 2018.  Non-interest income decreased to $768,000 for the three months ended March 31, 2019, from $913,000 for the three months ended March 31, 2018.  Non-interest expense increased to $4.0 million for the three months ended March 31, 2019, from $3.8 million for the three months ended March 31, 2018.  Provision for income tax increased to $286,000 for the three months ended March 31, 2019, from $280,000 for the three months ended March 31, 2018.
The Company announced unaudited net income of $2.5 million, or $0.72 per basic share and $0.71 per diluted share for the nine months ended March 31, 2019, compared to $1.2 million, or $0.34 per basic share and $0.33 per diluted share for the nine months ended March 31, 2018.  Net income for the nine months ended March 31, 2018, was impacted by an additional $1.3 million income tax expense due to a downward adjustment to our net deferred tax assets (“DTA”) related to the Tax Cuts and Jobs Act of 2017 (“Tax Act”).  The Tax Act provided for a reduction in the corporate income tax rate from 35% to 21% effective January 1, 2018, which resulted in the downward adjustment to our DTA.  For the nine months ended March 31, 2019, net interest income was $13.4 million compared to $13.2 million for the nine months ended March 31, 2018.  The provision for loan losses decreased to $436,000 for the nine months ended March 31, 2019, from $468,000 for the nine months ended March 31, 2018.  Interest and dividend income increased to $19.8 million for the nine months ended March 31, 2019, from $16.8 million for the nine months ended March 31, 2018.  Interest expense increased to $6.4 million for the nine months ended March 31, 2019 from $3.7 million for the nine months ended March 31, 2018.  Non-interest income was $3.1 million for both the nine months ended March 31, 2019, and the nine months ended March 31, 2018.  Non-interest expense increased to $12.6 million for the nine months ended March 31, 2019 from $12.0 million for the nine months ended March 31, 2018.  Provision for income tax decreased to $910,000 for the nine months ended March 31, 2019, from $2.5 million for the nine months ended March 31, 2018.
Total assets at March 31, 2019 were $662.5 million compared to $638.9 million at June 30, 2018.  Cash and cash equivalents increased to $6.6 million at March 31, 2019, from $4.8 million at June 30, 2018.  Investment securities increased to $130.9 million at March 31, 2019, from $126.0 million at June 30, 2018.  Net loans receivable increased to $492.5 million at March 31, 2019, from $476.5 million at June 30, 2018.  Deposits increased to $517.7 million at March 31, 2019, from $480.4 million at June 30, 2018.  Total borrowings, including repurchase agreements, decreased to $56.2 million at March 31, 2019 from $69.8 million at June 30, 2018.  Stockholders’ equity decreased to $80.1 million at March 31, 2019 from $81.7 million at June 30, 2018.  Equity decreased due to the repurchase of 290,356 shares of common stock at an aggregate cost of approximately $6.2 million and the payment of approximately $900,000 in dividends to our shareholders, partially offset by net income of $2.5 million, an increase of $2.5 million in accumulated other comprehensive income, net of tax, and ESOP and stock equity plan activity of $491,000.
IF Bancorp, Inc. is the savings and loan holding company for Iroquois Federal Savings and Loan Association (the “Association”).  The Association, originally chartered in 1883 and headquartered in Watseka, Illinois, conducts its operations from six full-service banking offices located in Watseka, Danville, Clifton, Hoopeston, Savoy, Bourbonnais and Champaign, Illinois and a loan production and wealth management office in Osage Beach, Missouri.  The principal activity of the Association’s wholly-owned subsidiary, L.C.I. Service Corporation, is the sale of property and casualty insurance.

This press release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.
 The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.
Selected Income Statement Data
(Dollars in thousands, except per share data)
	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2019	2018	2019	2018
	(unaudited)
Interest and dividend income	$6,713	$5,675	$19,790	$16,813
Interest expense	2,269	1,370	6,393	3,650
Net interest income	4,444	4,305	13,397	13,163
Provision for loan losses	61	110	436	468
Net interest income after provision for loan losses	4,383	4,195	12,961	12,695
Non-interest income	768	913	3,089	3,058
Non-interest expense	4,061	3,834	12,615	12,015
Income before taxes	1,090	1,274	3,435	3,738
Income tax expense	286	280	910	2,497

Net income	$804	$994	$2,525	$1,241

Earnings per share (1)
Basic	$0.24	$0.27	$0.72	$0.34
Diluted	$0.24	$0.27	$0.71	$0.33
Weighted average shares outstanding (1)
Basic	3,359,605	3,660,417	3,519,158	3,670,775
Diluted	3,405,354	3,698,543	3,576,630	3,706,581
			footnotes on following page

Performance Ratios
	For the Nine Months Ended March 31, 2019	For the Year Ended June 30, 2018
	(unaudited)
Return on average assets	0.51%	0.28%
Return on average equity	4.18%	2.09%
Net interest margin on average interest earning assets	2.82%	2.93%

Selected Balance Sheet Data
(Dollars in thousands, except per share data)
	At March 31, 2019	At June 30, 2018
	(unaudited)
Assets	$662,525	$638,923
Cash and cash equivalents	6,558	4,754
Investment securities	130,927	125,996
Net loans receivable	492,504	476,480
Deposits	517,679	480,421
Federal Home Loan Bank borrowings and repurchase agreements	56,242	69,781
Total stockholders’ equity	80,106	81,675
Book value per share (2)	22.37	21.10
Average stockholders’ equity to average total assets	12.26%	13.48%

Asset Quality
(Dollars in thousands)
	At March 31, 2019	At June 30, 2018
	(unaudited)
Non-performing assets (3)	$2,631	$7,048
Allowance for loan losses	6,378	5,945
Non-performing assets to total assets	0.40%	1.10%
Allowance for losses to total loans	1.28%	1.23%

(1)	Shares outstanding do not include ESOP shares not committed for release.
(2)	Total stockholders’ equity divided by shares outstanding of 3,581,052 at March 31, 2019 and 3,871,408 at June 30, 2018.
(3)	Non-performing assets include non-accrual loans, loans past due 90 days or more and accruing, and foreclosed assets held for sale.